UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 4, 2017

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	001-35887 (Commission File Number)	26-2792552 (IRS Employer Identification No.)

1775 West Oak Commons Ct, NE Marietta, GA (Address of principal executive offices)	30062 (Zip Code)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) The Audit Committee (the “Committee”) of the Board of Directors of MiMedx Group, Inc. (the “Company”) recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Committee invited several public accounting firms to participate in this process. As a result of this process, the Committee approved the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 effective August 4, 2017. This action effectively dismissed Cherry Bekaert LLP (“Cherry Bekaert”) the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016, as the Company’s independent registered public accounting firm as of August 4, 2017.
In connection with the audits of the Company's consolidated financial statements for the fiscal years ended December 31, 2015 and 2016, and in the subsequent interim period through August 4, 2017, there were no disagreements with Cherry Bekaert on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Cherry Bekaert, would have caused Cherry Bekaert to make reference to the matter in their report. Except as provided in the succeeding sentence, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2015 and 2016, or in the subsequent period through August 4, 2017. The reports of Cherry Bekaert on the Company’s consolidated financial statements for the fiscal years ended December 31, 2015 and 2016 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Cherry Bekaert’s report on internal controls over financial reporting expressed its opinion that the Company had not maintained effective internal control over financial reporting as of December 31, 2016 because of the effect of a material weakness identified by Company management in the design of the Company’s controls over tax accounting related to not having adequate supervision and review of certain technical tax accounting performed by a third party tax specialist in 2016.
The Company has provided a copy of the foregoing disclosures to Cherry Bekaert and requested that Cherry Bekaert furnish it with a letter addressed to the Securities and Exchange Commission stating whether Cherry Bekaert agrees with the above statements. The Company has filed a copy of Cherry Bekaert’s letter, dated August 9, 2017, as Exhibit 16.1 to this Form 8-K.
(b) During the two most recent fiscal years and in the subsequent interim period through August 4, 2017, the Company has not consulted with Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

16.1	Letter from Cherry Bekaert LLP dated August 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 10, 2017	MIMEDX GROUP, INC.

		By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer